                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X]    Preliminary Proxy Statement            [ ]  Confidential, for Use of the
                                                   Commission Only (as
[ ]    Definitive Proxy Statement                  by Rule 14a-6(e)(2))
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to
       Section 240.14a-11(c) or
       Section 240.14a-12

                           KELLSTROM INDUSTRIES, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

          (1) Title of each class of securities to which transaction applies:

          -------------------------------------------------------------------

          (2) Aggregate number of securities to which transaction applies:

          -------------------------------------------------------------------

          (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          -------------------------------------------------------------------

          (4) Proposed maximum aggregate value of transaction:

          -------------------------------------------------------------------

          (5) Total fee paid:

          -------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:

         --------------------------------------------------------------------

         (2) Form, Schedule or Registration Statement No.:

         --------------------------------------------------------------------

         (3) Filing Party:

         --------------------------------------------------------------------

         (4) Date Filed:

         --------------------------------------------------------------------

                           KELLSTROM INDUSTRIES, INC.
                               14000 NW 4TH STREET
                             SUNRISE, FLORIDA 33325

Dear Stockholder:                                                April 27, 1998

         You are cordially invited to attend the Company's Annual Meeting of Stockholders to be held on Friday, May 29, 1998 at 10:00 A.M., local time, at Wyndham Hotel, 250 Racket Club Road, Weston, Florida 33326.

         The formal Notice of Meeting and the accompanying Proxy Statement set forth proposals for your consideration this year. At the meeting, the Board of Directors will also report on the affairs of the Company, and a discussion period will be provided for questions and comments of general interest to stockholders.

         We look forward to greeting personally those of you who are able to be present at the meeting. However, whether or not you are able to be with us at the meeting, it is important that your shares be represented. The Board of Directors recommend that stockholders vote FOR each of the matters described in the accompanying Proxy Statement. Accordingly, PLEASE SIGN, DATE AND MAIL, AT YOUR EARLIEST CONVENIENCE, THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED FOR YOUR USE.

         Thank you for your cooperation.

                                          Very truly yours,




                                          ZIVI R. NEDIVI
                                          Chief Executive Officer and President

                           KELLSTROM INDUSTRIES, INC.
                              14000 N.W. 4TH STREET
                             SUNRISE, FLORIDA 33325

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 29, 1998

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of KELLSTROM INDUSTRIES, INC. (the "Company") will be held on Friday, May 29, 1998 at 10:00 A.M., local time, at Wyndham Hotel, 250 Racket Club Road, Weston, Florida 33326 for the following purposes:

          (1) To elect three Class II directors to a two year term of office expiring at the 2000 Annual Meeting of Stockholders and until a successor of each has been duly elected and qualified;

          (2) To consider and vote upon a proposal to approve and adopt an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of common stock of the Company from 20,000,000 shares to 50,000,000 shares;

          (3) To consider and vote upon a proposal to approve and adopt the Company's 1997 Stock Option Plan;

          (4) To consider and vote upon a proposal to approve and adopt the Company's 1998 Stock Purchase Plan;

          (5) To ratify the reappointment of KPMG Peat Marwick LLP as the Company's independent certified public accountants for the fiscal year ending December 31, 1998;

          (6) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only stockholders of record at the close of business on April 22, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. HOWEVER, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, EACH STOCKHOLDER IS URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. No postage is required if the proxy is mailed in the United States. Stockholders who attend the Annual Meeting may revoke their proxy and vote their shares in person.

                                           By order of the Board of Directors,



                                           ANTHONY MOTISI
                                           Secretary

Sunrise, Florida
April 27, 1998

                     PLEASE DATE AND SIGN THE ENCLOSED PROXY
                 AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED
                                FOR THAT PURPOSE.

                           KELLSTROM INDUSTRIES, INC.
                              14000 N.W. 4TH STREET
                             SUNRISE, FLORIDA 33325

                     ---------------------------------------

                                 PROXY STATEMENT

                     ---------------------------------------

GENERAL

         This Proxy Statement is furnished to the holders of Common Stock, par value $.001 per share (the "Common Stock"), of Kellstrom Industries, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting"), or at any adjournment thereof, pursuant to the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held on May 29, 1998 at 10:00 A.M., local time, at Wyndham Hotel, 250 Racket Club Road, Weston, Florida 33326. This Proxy Statement, the Notice of Annual Meeting, the proxy card and the Company's Annual Report to Stockholders were mailed to stockholders of the Company on or about April 27, 1998.

         It is proposed that at the Annual Meeting: (i) three Class II directors will be elected, (ii) an amendment to the Company's Restated Certificate of Incorporation (the "Certificate of Incorporation") to increase the number of authorized shares from 20,000,000 shares to 50,000,000 shares will be approved and adopted, (iii) the Company's 1997 Stock Option Plan (the "1997 Plan") will be approved and adopted, (iv) the Company's 1998 Stock Purchase Plan (the "1998 Stock Purchase Plan") will be approved and adopted, and (v) the reappointment of KPMG Peat Marwick LLP as the independent certified public accountants of the Company for the fiscal year ending December 31, 1998 will be ratified. Management currently is not aware of any other matters which will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons designated as proxies intend to vote in accordance with their best judgment on such matters.

         Proxies for use at the Annual Meeting are being solicited by the Board of Directors of the Company. Proxies will be solicited chiefly by mail; however, certain officers, directors, employees and agents of the Company, none of whom will receive additional compensation therefor, may solicit proxies by telephone, telegram or other personal contact. The Company will bear the cost of the solicitation of the proxies, including postage, printing and handling, and will reimburse the reasonable expenses of brokerage firms and others for forwarding material to beneficial owners of shares of Common Stock.

REVOCABILITY AND VOTING OF PROXY

         A form of proxy for use at the Annual Meeting and a return envelope for the proxy are enclosed. Shares of Common Stock represented by properly executed proxies, which are received by the Company prior to the Annual Meeting, will be voted in accordance with the instructions specified in such proxies. If no specifications are given, the proxies intend to vote the shares represented thereby "for" the election of each of the nominees for director as shown on the form of proxy, "for" the other proposals set forth in the Notice of Annual Meeting and in accordance with their best judgment on any other matters which may properly come before the meeting. Stockholders may revoke the authority granted by their execution of a proxy at any time prior to the effective exercise of the powers conferred by that proxy, by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by voting in person at the Meeting.

RECORD DATE AND VOTING RIGHTS

         On April 22, 1998 (the "Record Date"), there were _________________ shares of Common Stock outstanding, each of which is entitled to one vote upon each of the matters to be presented at the Annual Meeting. Only stockholders of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The holders of a majority of the outstanding shares of Common Stock, present in person or by proxy and entitled to vote, will constitute a quorum at the Annual Meeting. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum, but will not be counted with respect to the specific matter being voted upon. "Broker non-votes" are shares held by brokers or nominees which are present in person or represented by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Absentions from voting as to any proposal will be counted for the purpose of determining the presence or absence of a quorum and will be considered present and entitled to vote with respect to the specific matter being voted upon.

         The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding and entitled to vote at the Annual Meeting is required for the approval and adoption of the proposed amendment to the Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the approval and adoption of the Company's 1997 Plan and the ratification of the reappointment of KPMG Peat Marwick LLP. The affirmative vote of the holders of a majority of the shares of Common Stock who cast votes at the Annual Meeting is required for the approval and adoption of the Company's 1998 Stock Purchase Plan. An independent inspector shall count the votes and ballots. Broker non-votes will have the effect of votes against the proposal to amend the Certificate of Incorporation and will have no effect on any of the other proposals brought to vote at the Annual Meeting. Absentions from voting on any of the proposals brought to a vote at the Annual Meeting will have the effect of votes against the specific matter being voted upon, except for the proposal relating to the 1998 Stock Purchase Plan as to which absentions will have no effect. If less than a majority of the outstanding shares of Common Stock are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting from time to time without further notice.

                       BIOGRAPHICAL INFORMATION REGARDING
                    DIRECTORS/NOMINEES AND EXECUTIVE OFFICERS

DIRECTORS

         Set forth below is biographical information for each member of the Company's Board of Directors, and each nominee for election as a director, at the Annual Meeting.

         YOAV STERN, age 44, is the Chairman of the Board and a director of the Company. Mr. Stern is a principal of Helix Management Company II, L.L.C., Helix Capital Services, Inc. and Helix Capital II, L.L.C. (all three entities collectively, "Helix"), which are privately held companies that provide financial advisory services and serve as diversified holding companies for certain corporate investments. From the Company's inception until June 22, 1995, Mr. Stern was the Co-Chief Executive Officer and Co-President of the Company. Mr. Stern has been a director of the Company since its inception. Mr. Stern was a Co-Chief Executive Officer of European Gateway Acquisition Corporation ("EGAC") since March 1995. EGAC acquired Bogen Communications, Inc. and changed its name to Bogen Communication International, Inc. ("Bogen") in August 1995. Bogen, a public company traded on the American Stock Exchange, is engaged in the digital voice processing business. Since August 1995, Mr. Stern has served as a director and member of the executive committee of Bogen. Since November 1997, Mr. Stern has served as Co-Chairman of Bogen. From February 1994 to April 1995, Mr. Stern served as a director of Random Access, Inc., a public company traded on the Nasdaq National Market, which is engaged in the information technology business. From January 1993 to September 1993, Mr. Stern was President of WordStar International, Inc. ("WordStar"), which is engaged in research and development and worldwide marketing and distribution of software for business and consumer applications. From January 1993 until May 1995, Mr. Stern served as a director of WordStar. Mr. Stern structured the business combination of WordStar with two other public companies. WordStar changed its name to The Learning Company, which has annual revenues exceeding $350 million and trades on the New York Stock Exchange. From March 1990 to December 1992, Mr. Stern was Vice President of Business Development of Elron Electronic Industries Ltd. ("Elron"), a multinational high-technology public holding company. Elron's aggregate revenues, generated through its affiliated companies, exceeded $1.2 billion in 1996. Elron is engaged in operating and investing in companies in the technology-led industry, including medical diagnostic imaging, advanced defense electronics, data communication, manufacturing automation, semiconductor and software products, and sophisticated productivity tools. Elron is traded on both the Nasdaq National Market and Tel Aviv Stock Exchange. From August 1988 to February 1990, Mr. Stern was director of Business Development at Keter Plastics Ltd., a private company engaged in the manufacturer of injection molded plastic products. From December 1988 to February 1990, Mr. Stern was the President, Chief Executive Officer and a director of Lipski Ltd., an Israel company traded on Tel Aviv Stock Exchange, which is engaged in the development, production and marketing of injection molded plastic products. From January 1985 to June 1988, Mr. Stern was founder, President and Chief Executive Officer of Co/Rent Computer Rentals, a private company based in Canada, active in the rental of microcomputers. From February 1973 to December 1983, Mr. Stern served in the Israeli Air Force as an F-15, A-4,

Mirage and Kfir fighter pilot, avionic systems officer, commander of Operational Training Unit and a Deputy Squadron Commander. Mr. Stern earned a Practical Engineering Diploma (MAGNA CUM LAUDE) in advance mechanics and automation from ORT Technological College, Israel, graduated from the Israel Air Force Academy and earned a B.S. degree (MAGNA CUM LAUDE) in Mathematics and Computer Science from Tel Aviv University.

         ZIVI R. NEDIVI, age 39, has been the Chief Executive Officer,
President and a director of the Company since June 1995. Mr. Nedivi was the founder, President and Chief Executive Officer of the predecessor of the Company, an indirectly wholly-owned subsidiary of Rada Electronic Industries Ltd. ("Rada"), from its establishment in 1990 until June 1995. From September 1994 until June 1995, Mr. Nedivi also served as Corporate Vice President of Rada, a public company traded on the Nasdaq National Market which is engaged in the business of avionics for the commercial and military aviation industries. From October 1984 to September 1990, Mr. Nedivi was co-founder and General Manager of Maakav Ltd., a private aviation management company based in Israel. Maakav represented certain American companies in Israel, including companies active in the distribution of aircraft parts. From February 1986 until October 1990, Mr. Nedivi was also co-founder and director of NBC Aviation Inc., a private company based in Texas active in the sale of commercial jet engines and related components. Mr. Nedivi also serves as a director of Bogen. A graduate of the Israel Air Force Academy, Mr. Nedivi served in the Israel Air Force as an F-15 fighter pilot for seven years and held the rank of Major. He also served as a Human Engineering Consultant to Israel Aircraft Industries Ltd. on the Lavi fighter aircraft program.

         JOHN S. GLEASON, age 48, has served as a director of the Company since July 1997, and has served as Executive Vice President since January 1997, Treasurer since August 1995 and President of Kellstrom Commercial Aircraft, Inc. since October 1997. From July 1995 until October 1997, Mr. Gleason served as Chief Financial Officer of the Company. From January 1986 until July 1995, Mr. Gleason served as the Vice President of Finance of International Aircraft Support L.P. ("IASI"), a seller of new and used aircraft engine parts. Mr. Gleason was also responsible for buying, selling and leasing IASI's commercial jet engines on a worldwide basis, as well as the procurement of jet engine inventory consignment arrangements. Mr. Gleason is a Certified Public Accountant licensed in Florida and California and earned a B.S. degree in accounting from Florida Atlantic University in 1971.

         DAVID J. MITCHELL, age 36, has served as a director of the Company since December 1993. Since January 1991, Mr. Mitchell has been the President of Mitchell & Company, a New York-based merchant banking company he founded. Mitchell & Company is engaged in venture capital investments and financing. Mr. Mitchell is Chairman and President of North Atlantic Acquisition Corporation, a publicly traded acquisitions company. Since March 1995, Mr. Mitchell has served as a director of Bogen. Mr. Mitchell serves as a director of several private companies, including Madah-Com Inc., an Israeli based company involved in sound transmission, and Direct Furniture, a furniture sales and finance company. Mr. Mitchell also serves as President of AmeriCash, LLC, a national network of automated teller machines in non-bank locations, and is a co-owner of Crunch Cosmetics, LLC, a joint venture with Crunch Fitness International, Inc.

         NIV HARIZMAN, age 33, has served as a director of the Company since December 1997. From January 1998 until the present, Mr. Harizman has served as a Principal with BT Alex. Brown Incorporated ("BT Alex. Brown"), the investment banking subsidiary of Bankers Trust New York Corporation. From June 1996 until January 1998, Mr. Harizman was a Vice President with BT Alex. Brown. He started with BT Alex. Brown in 1995. While at BT Alex. Brown, he has advised companies in a broad range of manufacturing and service industries in their merger and acquisitions activities and helped clients finance targeted acquisitions. Prior to working at BT Alex. Brown, from 1994 until 1995, Mr. Harizman was a member of the mergers and acquisitions group at the investment banking firm of Wasserstein Perella & Co., where he performed comprehensive strategic advisory assignments including financial restructuring, leveraged buyouts, recapitalizations, acquisitions, and divestitures. Prior to working at Wasserstein, Mr. Harizman was an investment analyst for Henry Crown and Company in Chicago, where he was involved in transactions in the cellular, media, manufacturing, entertainment and agricultural industries. Mr. Harizman also worked at the Chicago Board Options Exchange in equity and index options trading. Mr. Harizman received a B.B.A. in Finance from the College of Business Administration at the University of Texas at Austin, and an M.B.A. with a specialization in Finance from the University of Chicago Graduate School of Business.

EXECUTIVE OFFICERS

         Set forth below is biographical information for each of the Company's executive officers who is not currently a director or nominee for director.

         FRED VON HUSEN, age 53, joined the Company in January 1997 as its Executive Vice President. From 1987 to January 1997, Mr. von Husen was IASI's President and Chief Executive Officer. Mr. von Husen has 32 years experience in the aviation industry primarily in engine and aircraft maintenance plus financial and organization management. Prior to joining IASI, he served as Vice President of Operations and earlier as Vice President of Technical Services at Aircal, a passenger airline based in California. Mr. von Husen also spent 17 years at United Airlines in various positions including engine maintenance, engineering, and corporate planning.

         ANTHONY MOTISI, age 39, has been a Vice President and Secretary of the Company since June 1995. From December 1994 until June 1995, Mr. Motisi was the Vice President of Operations of the predecessor of the Company, and from July 1993 until December 1994, Mr. Motisi served as Director of Sales and Marketing of such company. Prior to July 1993, Mr. Motisi held the position of Manager of Engine Parts Sales at Aviation Sales Corporation. Mr. Motisi earned a B.S. degree in finance from the University of Florida in 1980.

         DONALD REYNOLDS, age 59, became Vice President of Technical Operations of the Company in January 1997. Mr. Reynolds served in the same role at IASI since 1985. Mr. Reynolds is responsible for inventory management, quality control, purchasing, outside vendor business, shipping and receiving, and all technical services activities. Mr. Reynolds also spent 24 years with

United Airlines in various positions including commercial airline engine maintenance, production planning, customer service and contract administration.

         PAUL F. STEELE, age 39, has been a Vice President of the Company since June 1995. From December 1994 until June 1995, Mr. Steele was the Vice President of Purchasing for the predecessor of the Company, and from November 1993 until December 1994, Mr. Steele served as a Director of Operations of such company. Prior to November 1993, Mr. Steele held the position of Vice President of Technical Sales at AGES Group, a subsidiary of Volvo Flygmotor and supplier of commercial aircraft engines. Mr. Steele graduated from Bolton Street College, Dublin.

         GIDEON VAISMAN, age 57, has served as a Senior Vice President of the Company and Manager of the Rolls Royce and Pratt & Whitney JT8D product line divisions of the Company since April 1, 1998, upon the Company's acquisition of Integrated Technologies Corp. ("ITC"). Mr. Vaisman was the founder of ITC and certain of its affiliates in 1985 and served as President and Chief Executive Officer of such companies from 1985 until April 1998. Prior to founding ITC, Mr. Vaisman worked for 14 years at Chromalloy Research and Technology Corporation ("Chromalloy"), where he was involved in the development, marketing and production phases of the overhaul and repair of jet aircraft engine components. While at Chromalloy, Mr. Vaisman served as Chief Engineer and General Manager. Mr. Vaisman earned a degree in mechanical and metallurgical engineering and has received international on-site training in aeronautical applications.

         MICHAEL W. WALLACE, age 29, has served as Chief Financial Officer of the Company since October 1997. From April 1997 until September 1997, Mr. Wallace served as Director of Finance of the Company. Prior to joining the Company, Mr. Wallace was a senior manager at KPMG Peat Marwick at which he held various positions since August 1990. Mr. Wallace is a Certified Public Accountant licensed in Georgia and earned a B.B.A. degree from the University of Notre Dame in 1990.

                               BOARD OF DIRECTORS

         MEETINGS OF THE BOARD. The Board of Directors of the Company (the "Board") holds meetings when necessary and otherwise acts by unanimous written consent. Before each Board or committee meeting, directors are furnished with an agenda and background materials relating to matters to be discussed. During 1997, there were eight Board meetings. In addition, the Board took action by unanimous written consent on eleven occasions during 1997. All current directors attended all of the meetings of the Board and of committees of the Board on which they served. John S. Gleason was appointed in July 1997 to fill the vacancy in Class II directors of the Board resulting from Mr. Rosenfeld's death. In addition, Niv Harizman was appointed in December 1997 to fill the vacancy in Class I directors of the Board resulting from Thomas McMillen's resignation from the Board in December 1997.

         The Executive Committee, the Audit Committee and the Compensation Committee are the standing committees of the Board, and may meet concurrently with the Board's meetings.

         EXECUTIVE COMMITTEE. The Executive Committee has the responsibility, between meetings of the Board, to advise and aid the officers of the Company in all matters concerning the management of the business while the Board is not in session. The Executive Committee met weekly in 1997. The members of the Executive Committee are Yoav Stern, Zivi R. Nedivi and John S. Gleason.

         AUDIT COMMITTEE. The Audit Committee is responsible for providing assistance to the Board in fulfilling its responsibilities relating to corporate accounting and reporting practices and to maintain a direct line of communication between the directors and the independent accountants. It reviews the Company's system of internal audits, selects independent auditors, reviews the scope and results of the independent audit process and evaluates the adequacy of the Company's internal accounting procedures. The Audit Committee met once in 1997. The current members of the Audit Committee are Niv Harizman, David J. Mitchell and Yoav Stern. Mr. Harizman became a member of the Audit Committee upon the resignation of Thomas McMillen in December 1997.

         COMPENSATION COMMITTEE. The Compensation Committee is responsible for reviewing the Company's compensation philosophy and programs, recommending to the Board the salary, incentive compensation and stock option grants to be paid and awarded to directors and executive officers of the Company, and administering the Company's 1995, 1996 and 1997 Stock Option Plans (collectively, the "Plans"). The Compensation Committee was recently formed and did not meet in 1997. The members of the Compensation Committee are David J. Mitchell and Niv Harizman, each of whom is an "outside director" within the meaning of Rule 162(m) ("Rule 162(m)") of the Internal Revenue Code of 1986, as amended.

                             EXECUTIVE COMPENSATION

BOARD REPORT ON EXECUTIVE COMPENSATION

         The following statement made by the Board shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not otherwise be deemed filed under such acts.

         PHILOSOPHY. The Board's executive compensation philosophy is to provide competitive levels of compensation, integrate the compensation of its executive officers with the achievement of the Company's annual and long-term performance goals, reward above average corporate performance, recognize individual initiative and achievement and assist the Company in attracting and retaining qualified management. To meet these objective, the Board attempts to set the compensation of its executive officers at levels that it believes are competitive with other companies of the same size in the Company's industry, in light of the Company's current and anticipated performance. The Board endorses the position that equity interest in the Company by management is beneficial in aligning executive officers' and stockholders' interests in the enhancement of stockholder value. The Board believes that its unique blend of compensation, performance bonuses and stock option awards is essential to attract and retain its executive management in order to maintain and strengthen its competitive position in an industry that is highly fragmented, rapidly consolidating and characterized by intense competition.

         COMPONENTS OF EXECUTIVE COMPENSATION. Compensation of the Company's executive officers consists of both cash payments and grants of stock options. The annual cash compensation consists of a base salary and an annual bonus. Long-term incentives are provided through the grant of stock options under the Company's 1995, 1996 and 1997 Stock Option Plans.

         BASE SALARIES AND BONUSES. The Board attempts to set base salaries of its executive officers at levels that it believes are competitive with other companies of the same size in the Company's industry. Information about appropriate salary levels has been determined by reviewing the public disclosure of the Company's competitors and through the Company's recruiting activities. Except as described below, salaries are reviewed annually, and any increases are based on competitive practices as well as the performance of the Company and the executive officer.

         Cash bonuses have been a standard and expected component of compensation at the Company when the Company has experienced particularly positive financial results. The Company's bonuses (the "Performance Bonuses") are paid to executives and can vary between $0 and a maximum pre-determined dollar amount for each executive, depending solely on the profitability of the Company. In January 1998, Performance Bonuses in an aggregate of approximately $1.05 million were paid to executives and employees of the Company for the Company's 1997 fiscal year.

         All of the Company's executive officers, including the Chief Executive Officer, are parties to employment agreements with the Company. Each employment agreement provides for a base salary and a specified bonus based upon the Company's achieving certain target net income levels during its fiscal year.

         STOCK OPTIONS. The Board grants stock options to the Company's executive officers pursuant to the Company's Plans and individual stock option agreements. The Board has the authority to determine the individuals to whom stock options are awarded, the terms at which option grants are made, the duration of the options and the number of shares subject to each option. The Board may, in its discretion, delegate its power, duties and responsibilities to the Compensation Committee. It is expected that in 1998, the Committee will administer the Plans and be responsible for recommending to the Board the grants under such Plans to the Company's executive officers. The size of the option grants are generally based on the position level of the recipient. Through the award of stock options, the objective of aligning executive officers' long range interests with those of the stockholders is met by providing the executive officers with the opportunity to build a meaningful stake in the Company. All of the Company's outstanding stock options have an exercise price equal to the fair market value of the Company's Common Stock on the date of the grant. The Company's 1997 Plan prohibits granting any options with exercise prices less than the fair market value of the Common Stock on the date of the grant.

         It is the Board's intention that, over time, compensation opportunities from option grants will constitute a significant portion of each executive officer's total compensation. However, there are no automatic annual grants to executive offices. Instead, the Board reviews the performance of the Company overall and of each executive officer, as well as past option grants to each executive officer, and makes decisions about recipients and grant sizes for the year. The Company's awards of stock options serve as a key mechanism to attract and retain experienced executives in the industry. The Company believes that its option grants to date have enabled the Company to provide executives compensation levels which equal or exceed those offered by its competitors. Therefore, the Company believes that the Plans are a substantial and essential component of the Company's ability to maintain its competitive position in its industry.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Board considered a number of factors in determining the compensation to be paid to the Company's Chief Executive Officer, including levels generally paid to executives in the Company's industry, the Company's performance to date, the Chief Executive Officer's contribution to the Company's development and the Company's short- and long-term prospects.

         COMPLIANCE WITH RULE 162(m). The Company will continue to analyze its executive compensation practices and plans on an ongoing basis with respect to
Section 162(m) of the Internal Revenue Code. Where it deems advisable, the Company will take the appropriate action to maintain the tax deductibility of its executive compensation.

                                           SUBMITTED BY THE BOARD OF DIRECTORS


                                           ZIVI R. NEDIVI
                                           YOAV STERN
                                           DAVID J. MITCHELL
                                           NIV HARIZMAN
                                           JOHN S. GLEASON

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Company's Compensation Committee, which was formed in 1998, consists of Niv Harizman and David J. Mitchell. In 1997, the following members of the Board participated in deliberations concerning executive officer compensation: Zivi Nedivi, Yoav Stern, David J. Mitchell, John Gleason and Thomas McMillen. None of the executive officers who are members of the Board participated in discussions with respect to issues relating to their own compensation. None of the members of the Board served as an executive or a member of the compensation committee (or equivalent) of another entity, one of whose executive officers or directors served on the Board of the Company. In 1998, the Compensation Committee ratified all issuances of options under the 1997 Plan (which issuances are subject to shareholder approval).

PERFORMANCE GRAPH

         The following graph compares the total return on the Company's Common Stock with the cumulative total return on the Standard & Poor's 500 Index (the "S&P 500 Index") and a peer group index selected by the Company, for the period between the Company's initial public offering on April 11, 1994 and December 31, 1997.

         The peer group selected by the Company is comprised of the following companies: AAR Corp., Aviation Sales Company, Aviall, Inc. and Banner Aerospace, Inc.

         These indices relate only to stock prices and do not purport to afford direct comparison of the business or financial performance of the companies comprising such indices with the Company nor with each other.

                                          ANNUAL RETURN PERCENTAGE
                                                Years Ending

COMPANY NAME/INDEX                      DEC 94        DEC 95     DEC 96      DEC 97
------------------                      ------        ------     ------      ------
KELLSTROM INDUSTRIES, INC                -4.16         15.93      67.50      195.52
S&P 500 INDEX                             4.22         37.58      22.96       33.36
PEER GROUP                              -30.28         46.57      30.11       44.12



                                               INDEXED RETURNS(1)
                                                  Years Ending
                                BASE
                               PERIOD
COMPANY NAME/INDEX             DEC 92        DEC 94     DEC 95      DEC 96      DEC 97
------------------             ------        ------     ------      ------      ------
KELLSTROM INDUSTRIES, INC       100           95.84     111.11      186.10      549.98
S&P 500 INDEX                   100          104.22     143.38      176.30      235.13
PEER GROUP                      100           69.72     102.19      132.96      191.63


(1) Assumes $100 invested on April 11, 1994, including reinvestment of dividends, in the Company's Common Stock, the S&P 500 Index and the companies comprising the peer group.

COMPENSATION TABLES

         The following table summarizes the aggregate compensation paid during each of the years ended December 31, 1995, 1996 and 1997 to the Company's Chief Executive Officer (the "CEO") and the Company's four most highly compensated executive officers other than the CEO who earned compensation in excess of $100,000 in 1997. The CEO and such other executive officers are sometimes referred to herein as the "Named Executives".



                           SUMMARY COMPENSATION TABLE

                                                                    LONG-TERM
                                       ANNUAL COMPENSATION         COMPENSATION
                               ---------------------------------   -----------
    NAME AND                                                        SECURITIES      ALL OTHER
    PRINCIPAL                                        PERFORMANCE    UNDERLYING       COMPEN-
    POSITION                   YEAR      SALARY(1)      BONUS         OPTIONS        SATION
    ---------                  ----      --------    -----------    ----------     ----------
Zivi R. Nedivi(2)
Chief Executive                1995      $ 97,500      $183,809        49,000             0
Officer, President             1996      $180,000      $218,047       100,000      $  9,446(3)
and Director                   1997      $240,000      $345,600       421,000      $  9,095(4)

John S. Gleason
Executive                      1995      $ 68,750      $ 58,061        30,000             0
Vice President,                1996      $150,000      $ 60,557        50,000      $  1,224(6)
Treasurer and                  1997      $190,000      $129,600       165,000      $  1,262(6)
Director (5)

Fred von Husen (7)             1995            --            --            --            --
Executive Vice                 1996            --            --        30,000            --
President                      1997      $190,000      $129,600        75,000      $  1,333(6)



                                                                    LONG-TERM
                                       ANNUAL COMPENSATION         COMPENSATION
                               ---------------------------------   -----------
    NAME AND                                                        SECURITIES      ALL OTHER
    PRINCIPAL                                        PERFORMANCE    UNDERLYING       COMPEN-
    POSITION                   YEAR      SALARY(1)      BONUS         OPTIONS        SATION
    ---------                  ----      --------    -----------    ----------     ----------
Paul F. Steele                 1995      $ 56,875      $ 55,466        13,500             0
Senior                         1996      $130,000      $ 60,557        25,000      $ 48,183(8)
Vice President                 1997      $160,000      $ 86,400        85,000      $ 52,188(9)

Donald Reynolds(10)            1995            --            --            --            --
Vice President                 1996            --            --            --            --
of Operations                  1997      $115,000      $ 82,800             0      $ 16,538(11)




(1) 1995 figures are salaries paid by the Company commencing on June 23, 1995 until December 31, 1995.

(2) Mr. Nedivi owns interests in Helix, which provide certain merger, acquisition and financial advisory services to the Company pursuant to an engagement letter agreement under which it receives a retainer and is entitled to certain transaction fees under certain circumstances. Mr. Nedivi receives no portion of the retainer payments to Helix. Amounts reported exclude amounts paid to Helix. See "Certain Relationships and Related Transactions."

(3)  Consisting of a $8,095 life insurance premium and a $1,351 holiday bonus.

(4)  Consisting of a $8,095 life insurance premium and a $1,000 holiday bonus.

(5) Mr. Gleason also serves as President of the Kellstrom Commercial Aircraft, Inc.

(6)  Consisting of a holiday bonus.

(7)  Mr. von Husen joined the Company in January 1997.

(8) Consisting of a loan of $35,436 to the employee that was forgiven, a $11,448 life insurance premium and a $1,299 holiday bonus.

(9) Consisting of a gain on exercise of options of $34,858, a $16,000 life insurance premium and a $1,330 holiday bonus.

(10) Mr. Reynolds joined the Company in January 1997.

(11) Consisting of a $15,000 vehicle and a $1,538 holiday bonus.

         The following table sets forth information concerning options granted to the Named Executives in the fiscal year ended December 31, 1997.

                        OPTION GRANTS IN LAST FISCAL YEAR


                                                                    POTENTIAL REALIZABLE VALUE AT
                               % OF TOTAL                                      ASSUMED
                  NUMBER OF      OPTIONS                             ANNUAL RATES OF STOCK PRICE
                  SECURITIES    GRANTED TO                                  APPRECIATION
                  UNDERLYING    EMPLOYEES                                  FOR OPTION TERM
                   OPTIONS      IN FISCAL    EXERCISE  EXPIRATION    ---------------------------
NAME               GRANTED        YEAR        PRICE       DATE            5%             10%
----             ----------     ---------   ---------  ----------    -----------     -----------
Zivi R. Nedivi     245,000        27.3      $    8.38    1/2/07      $1,290,415      $3,270,015
                   176,000                  $   18.63   10/27/07     $2,061,488      $5,224,208

John S. Gleason    100,000        10.7      $    8.38    1/2/07      $  526,700      $1,334,700
                    65,000                  $   18.63   10/27/07     $  761,345      $1,929,395

Fred von Husen      50,000         6.8      $    8.38    1/2/07      $  263,350      $  667,350
                    30,000                  $    7.75   10/25/06     $  146,220      $  370,530
                    25,000                  $   18.63   10/27/07     $  292,825      $  742,075

Paul F. Steele      40,000         5.5      $    8.38    1/2/07      $  210,680      $  533,880
                    20,000                  $   12.25    4/11/07     $  154,080      $  390,460
                    25,000                  $   18.63   10/27/07     $  292,825      $  742,075

Donald Reynolds         --          --




         The following table sets forth information concerning the value of unexercised stock options held by the Named Executives at December 31, 1997.

                          FISCAL YEAR-END OPTION VALUES

                                    NUMBER OF SECURITIES UNDERLYING
                                     UNEXERCISED OPTIONS AT FISCAL         VALUE OF UNEXERCISED IN-THE-MONEY
                                                YEAR END                       OPTIONS AT FISCAL YEAR END
                                    --------------------------------       ---------------------------------
               NAME                      EXERCISABLE   UNEXERCISABLE            EXERCISABLE    UNEXERCISABLE
         ---------------------------------------------------------------------------------------------------
         Zivi R. Nedivi                    188,499         381,501              $3,211,938      $4,548,224
         John S. Gleason                    70,000         175,000              $1,226,250      $2,258,118
         Fred von Husen                     26,666          78,334              $  442,917      $1,038,967
         Paul F. Steele                     37,332          86,168              $  662,125      $1,130,777
         Donald Reynolds                       -0-             -0-                     -0-             -0-



COMPENSATION OF DIRECTORS

         During 1997, the Company paid an entity controlled by Joram D. Rosenfeld, an aggregate of $16,200. During 1997, the Company maintained an insurance policy in the amount of $3 million on the life of Mr. Stern which is transferable without consideration to Mr. Stern after January 1, 1999.

         Messrs. Nedivi and Gleason receive no additional cash compensation for service as a Director. All Directors are reimbursed for out-of-pocket expenses incurred in attending Board meetings or for otherwise acting on behalf of the Company. During 1997 (a) Messrs. Stern and Mitchell were granted options to purchase 245,000 and 25,000 shares of Common Stock, respectively, under the Company's 1996 Stock Option Plan at an exercise price of $8.38 per share; (b) Messrs. Stern, Mitchell and McMillen were granted options to purchase 176,000, 15,000 and 15,000 shares of Common Stock, respectively, under the Company's 1997 Plan at an exercise price of $18.63 per share; and (c) Mr. Harizman was granted options to purchase 15,000 shares of Common Stock at an exercise price of $20.25 per share.

         During 1997, except for certain options granted in connection with the execution of employment contracts, the options granted to the Company's directors were granted under the Company's 1996 Stock Option Plan and 1997 Plan, which plan is subject to stockholder approval as provided for in this Proxy Statement. During 1997, these plans were administered by the Board. However, the Compensation Committee, which was formed in April 1998, is currently responsible for administering these plans. Under the Company's stock option plans, options are granted by the Board or the Compensation Committee to non-employee directors as well as to officers and other employees of the Company on such terms and at such prices as may be determined by the Board or the Compensation Committee, except that the exercise price per share of stock options may not be less than the fair market value of a share of Common Stock at the time of grant. Each option is for a term of not more than 10 years and vest at such time or times and during such period as determined by the Board or the Compensation Committee. Under the terms of the Company's 1996 Stock Option Plan and the 1997 Plan, in the event of a sale of all or substantially all of the assets of the Company or a change of control (as defined in such plans), unless otherwise determined by the Board, the purchaser of the Company's assets or stock may, in its sole discretion, deliver the same consideration as is delivered to the stockholders of the Company as a result of such transaction or the Board may cancel all outstanding options in exchange for cash or other consideration equal in value to the value of the consideration that the option holder would have received had the option been exercised (to the extent then exercisable) prior to such transaction, less the exercise price therefor. Upon any such transaction, such plans provide that the Board may accelerate the exercisability of outstanding options. Under such plans, a change of control is deemed to occur if any person or group who prior to such time owned less than 50% of the then outstanding shares of Common Stock acquires beneficial ownership of 50% or more of the issued and outstanding shares of Common Stock.

EMPLOYMENT AGREEMENTS

         The Company entered into a seven-year management agreement, effective January 1, 1997, with East Shore Ventures, Inc. ("East Shore" or the "Manager"), of which Mr. Nedivi is President and sole shareholder, pursuant to which Mr. Nedivi provides the services of Chief Executive Officer to the Company. The agreement provides for an annual base fee of $240,000, subject to annual review and upward adjustment, and a bonus of between $0 and $360,000, depending solely on the profitability of the Company. In addition, the management agreement provides that the Manager will be paid severance equal to two years of the base fee if the Manager's services are terminated without cause. Under the terms of the management agreement, the Company maintains a life insurance policy on the life of Mr. Nedivi in the amount of $4 million, which is transferable without consideration to Mr. Nedivi after January 1, 1999. Under such agreement, the Manager and Mr. Nedivi shall not compete with the Company during the seven-year term of the agreement or for three years following termination other than involuntary termination or termination by the Manager for good reason as defined therein.

         The Company entered into a five-year employment agreement with Mr. Gleason, effective as of May 18, 1995 which was amended on February 14, 1997, pursuant to which Mr. Gleason is employed as an executive officer of the Company. The amended agreement provides for an annual base salary of $190,000, subject to annual review and upward adjustment, and a bonus of between $0 and $135,000, depending solely on the profitability of the Company. In addition, the amended employment agreement provides for the grant of options (outside of the Company's 1996 Stock Option Plan) to purchase 100,000 shares of Common Stock. The amended employment agreement provides that Mr. Gleason will be paid severance of four months of his base salary if employment is terminated without cause, and if his employment is terminated as a result of a change of control as defined therein, Mr. Gleason will be paid severance equal to twelve months of his base salary.

Moreover, the amended agreement provides that the Company will maintain a life insurance policy on the life of Mr. Gleason in the amount of $2 million which is transferable without consideration to Mr. Gleason after January 1, 1999. Under such agreement, Mr. Gleason shall not compete with the Company during the five-year term of the agreement or for two years following termination other than involuntary termination or termination for good reason as defined therein.

         The Company entered into a five-year employment agreement with Mr. Steele, effective as of January 30, 1996, pursuant to which Mr. Steele is employed as an executive officer of the Company and which provides for an annual base salary of $130,000, subject to annual review and upward adjustment. Effective January 1, 1997, Mr. Steele's annual base salary increased to $160,000. The agreement also provides for a bonus of between $0 and $75,000, depending solely on the profitability of the Company. If Mr. Steele's employment is terminated without cause, the employment agreement provides that Mr. Steele will be paid a severance payment equal to six months of his base salary, provided that if termination is as a result of a change of control as defined therein, Mr. Steele will be paid an amount equal to eight months of his base salary. Under such agreement, Mr. Steele shall not compete with the Company during the five-year term of the agreement or for two years following termination other than involuntary termination or termination for good reason as defined therein.

         The Company entered into a five-year employment agreement with Mr. von Husen on October 25, 1996, pursuant to which Mr. von Husen is employed as an executive officer of the Company and which provides for an annual base salary of $190,000, subject to annual review and upward adjustment. The agreement also provides for a bonus of between $0 and $135,000, depending solely on the profitability of the Company. If Mr. von Husen's employment is terminated without cause, the employment agreement provides that Mr. von Husen will be paid severance payment equal to four months of his base salary, provided that if termination is as a result of a change of control as defined therein, Mr.
von Husen will be paid an amount equal to eight months of his base salary. Under such agreement, Mr. von Husen shall not compete with the Company during the five-year term of the agreement or for two years following termination, subject to certain exceptions set forth therein.

         The Company entered into an eighteen-month employment agreement with Mr. Reynolds on October 25, 1996, pursuant to which Mr. Reynolds is employed as an executive officer of the Company and which provides for an annual base salary of $115,000, subject to annual review and upward adjustment. The agreement also provides for a bonus of between $0 and $86,250, depending solely on the profitability of the Company. If Mr. Reynolds' employment is terminated without cause, the employment agreement provides that Mr. Reynolds will be paid a severance payment equal to one month of his base salary. Under such agreement, Mr. Reynolds shall not compete with the Company during the eighteen-month term of the agreement or for two years following termination, subject to certain exceptions set forth therein.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The following is a summary of certain agreements and transactions between or among the Company and certain related parties. It is the Company's policy to enter into transactions with related parties on terms that, on the whole, are no less favorable than those that would be available from unaffiliated parties. Based on the Company's experience in the industries in which it operates and the terms of its transactions with unaffiliated parties, it is the Company's belief that all of the transactions described below involving the Company met that standard at the time such transactions were effected.

         The Company has engaged Helix, certain companies controlled by Messrs. Stern and Nedivi, to act as the Company's exclusive financial advisor with respect to merger and acquisition transactions and as principal financial adviser with respect to other transactions for an initial term of eighteen months effective January 1, 1997, renewable for additional 12 month terms. Under the terms of the agreement entered into as of March 28, 1997, Helix receives a monthly retainer of $25,000 and a success fee to be determined by the Company and Helix on a per transaction basis, but not less than 2% of the aggregate consideration paid in connection with the applicable transaction. Payments under the engagement letter by the Company to Helix are in lieu of any fees payable to Mr. Stern as Chairman of the Board. It is expected that a significant portion of the retainer will be paid by Helix to Mr. Stern, who as Chairman of the Board of the Company actively participates in the strategic growth and direction of the Company. As a result of ownership interests held by Messrs. Stern and Nedivi in Helix, some portion of the transaction fees, if any, paid by the Company to Helix may be distributed by Helix to Messrs. Stern and Nedivi. During 1997, the Company paid $519,000 and issued warrants for the purchase of an aggregate 7,500 shares of the Company's Common Stock at exercise prices of $19.00 and $22.00 per share, expiring in three to five years, to Helix relating to certain merger and acquisition transactions that occurred after April 1, 1997.

         On January 15, 1997, the Company, through a wholly owned subsidiary, completed the acquisition of substantially all the assets and certain liabilities of IASI, a California Limited Partnership of which Fred von Husen was President and Chief Executive Officer until the completion of such acquisition. The acquisition of IASI was partly financed from the proceeds of a $6,000,000 subordinated bridge loan ("Bridge Loan") according to an agreement as of January 9, 1997 by and among the Company, Bedford Falls Investors, L.P., Metropolitan Capital Advisors, L.P., Metropolitan Capital Advisors International Limited, Diversified Strategies Fund L.P., and Scoggin Capital Management L.P. (the "Lenders"). As of April 15, 1997, the outstanding principal and interest of the Bridge Loan was fully paid to the Lenders by paying the total sum of $6,118,595 and issuing to Metropolitan Capital Advisors International Limited a warrant to purchase 10,625 shares of Common Stock at an exercise price of $10.00 per share.

         On February 25, 1997, the Board approved loans in the aggregate amount of up to $530,000, to certain officers and directors of the Company for the purposes of purchasing shares of Common Stock in the open market. The loans are unsecured and payable over four years for employees or five years for directors at an interest rate based on the "Applicable Federal Rate" at the time of the loan (6.1% per annum at February 28, 1997). Accrued interest shall be paid annually in arrears beginning on the first anniversary of the date of the loan. The loans provide for mandatory prepayment if the officer or director sells any shares of the Company's Common Stock. As of April 1, 1998, the remaining principal balances outstanding on such loans was as follows:


Name                                               Principal Amount Outstanding
----                                               ----------------------------

Zivi R. Nedivi...................................             $150,000
Yoav Stern.......................................              135,000
John Gleason.....................................               45,000
Anthony Motisi...................................                9,311
                                                              --------
                                                              $339,311

         The Company has entered into a management agreement with East Shore, an entity wholly-owned by Mr. Nidivi. For a discussion of such agreement, see "EXECUTIVE COMPENSATION."

                  SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING

         The Exchange Act requires the Company's executive officers, directors and beneficial owners of more than 10% of a class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and The Nasdaq Stock Market. Based solely upon a review of Forms 3, 4 and 5, and amendments thereto, furnished to the Company during its most recent fiscal year, the Company believes that during the year ended December 31, 1997, all reporting persons timely complied with all filing requirements applicable to them except for one report disclosing two transactions filed by Mr. McMillan, two reports disclosing five transactions filed by Mr. Steele, two reports disclosing six transactions filed by Mr. Nedivi, two reports disclosing five transactions filed by Mr. Stern, one report disclosing two transactions filed by Mr. Gleason, one report disclosing one transaction filed by Mr. Motisi, one report disclosing two transactions filed by Mr. von Husen and two reports disclosing two transactions filed by Mr. Mitchell.

                              SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of April 6, 1998 regarding the beneficial ownership of Common Stock by (i) each stockholder known to the Company to beneficially own more than five percent (5%) of the outstanding shares of Common Stock; (ii) each director of the Company; (iii) each Named Officer of the Company; and (iv) all directors and officers as a group. The percentage of beneficial ownership for each person or entity in the table is based on 8,210,255 shares of Common Stock outstanding as of April 6, 1998, including for each person or entity any shares of Common Stock which may be acquired by such person or entity within 60 days upon exercise of outstanding options, warrants or other rights to acquire shares of Common Stock.

                                       SHARES BENEFICIALLY OWNED
                                       -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER     NUMBER        PERCENT
------------------------------------   ---------      ----------
Yoav Stern(1)(2) ..................      401,749        4.9%
Zivi R. Nedivi(1)(3) ..............      397,317        4.8%
David J. Mitchell(4) ..............       88,887        1.1%
John S. Gleason(5) ................       86,500        1.0%

                                                      SHARES BENEFICIALLY OWNED
                                                      -------------------------
NAME AND ADDRESS OF BENEFICIAL OWNER                    NUMBER          PERCENT
------------------------------------                  ---------         -------
Niv Harizman ...................................          1,000             *
Paul F. Steele(6) ..............................         39,432             *
Donald Reynolds ................................             --             --
Fred von Husen(9) ..............................         26,666             *
Delaware Management Holdings, Inc.(10) .........        515,701            6.3%
  2005 Market Street
  Philadelphia, PA 19103
HBK Investments L.P.(11) .......................        700,007            8.5%
  777 Main Street
  Ft. Worth, TX 76102
All officers and directors as a group
(10 persons)(12) ...............................      1,055,349           12.8%


*    Less than 1%

(1) Excludes certain shares of Common Stock that may be deemed to be beneficially owned as a member of a "group" for the purposes of Section 13(d) under the Exchange Act by virtue of a Stockholders Agreement, dated August 24, 1995, as amended, entered into by Messrs. Stern, Nedivi and Joram D. Rosenfeld, a former Co-Chairman and director of the Company, who died on February 19, 1997. Each party thereto agreed not to sell, encumber or otherwise dispose of any shares of Common Stock beneficially owned by him except in accordance with the terms of such agreement. In addition, each party thereto agreed to vote all shares of Common Stock beneficially owned by him as directed by a majority of such parties. As a result, each of Messrs. Stern and Nedivi and the Estate of Joram D. Rosenfeld may be deemed to share voting and dispositive power, and therefore to beneficially own, the shares of Common Stock beneficially owned by the others. As of the date hereof, the Estate of Joram D. Rosenfeld is believed to beneficially own 87,500 shares of Common Stock. In addition, as of September 1997, Messrs. Nedivi and Stern have agreed in principle, to contribute 162,318 shares and 156,250 shares of Common Stock of the Company, respectively, to Helix Capital II, L.L.C. ("Helix Capital"), an entity controlled by Messrs. Nedivi and Stern.

(2) Includes 188,499 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days, 19,500 shares which are held by Helix Capital and 7,500 shares issuable upon the exercise of warrants which are currently exercisable and held by Helix.

(3) Includes 188,499 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days, 19,500 shares which are held by Helix Capital and 7,500 shares issuable upon the exercise of warrants which are currently exercisable and held by Helix.

(4) Includes 28,250 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days.

(5) Includes 70,000 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days, and 10,000 shares issuable upon the exercise of warrants which are currently exercisable.

(6) Includes 37,332 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days.

(7) Includes 28,999 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days.

(8) Includes 5,000 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days.

(9) Consists of 26,666 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days.

(10) According to a Schedule 13G filed February 12, 1998 by Delaware Management Holdings, Inc.

(11) According to a Schedule 13D, dated October 31, 1997, as amended on November 21, 1997 and December 17, 1997, filed jointly by HBK Investments L.P., a Delaware limited partnership ("Investments"), HBK Main Street Investments L.P., a Delaware limited partnership ("Main Street"), and HBK Finance L.P., a Delaware limited partnership ("Finance") (collectively, the "Reporting Persons"), which partnerships are controlled by HBK Partners II L.P., a Delaware limited partnership ("Partners II"), HBK Fund L.P., a Delaware limited partnership ("Fund"), HBK Capital L.P., a Delaware limited partnership ("Capital"), HBK Partners I L.P., a Delaware limited partnership ("Partners I"), HBK Management L.L.C., a Delaware limited liability company ("Management"), and each of the following individuals who may control Management (collectively, the "Managers"): Harlan B. Korenvaes, Kenneth M. Hirsh, Laurence H. Lebowitz, William E. Rose and Richard L. Booth, Jr. Management is the general partner of Partners I and Partners II. Partners II is the general partner of Investments. Partners I is the general partner of Capital, which is the general partner of Fund, which is the general partner of Main Street and Finance. The Managers are officers of Investments. The number of shares reported consists of 700,007 shares of Common Stock issuable upon conversion of the Company's 5.75% Convertible Subordinated Notes due 2002 (the "Bonds") as follows: (i) 58,182 shares are issuable upon conversion of $1,600,000 principal amount of Bonds held by HBK Securities Ltd.; (ii) 271, 603 shares are issuable upon conversion of $7,469,000 principal amount of Bonds held by Finance; and (iii) 370,222 shares are issuable upon conversion of $10,181,000 principal amount of Bonds held by HBK Offshore Fund Ltd. Pursuant to an Investment Management Agreement, upon conversion of the Bonds held by HBK Securities Ltd. and HBK Offshore Fund Ltd. into shares of Common Stock, the Reporting Persons will have sole voting and dispositive power over such shares of Common Stock. Pursuant to an Amended and Restated Management Agreement, upon conversion of the Bonds held by Finance into shares of Common Stock, the Reporting Persons will have shared voting and dispositive power of such shares of Common Stock.

(12) Includes 573,244 shares issuable upon the exercise of options to purchase Common Stock, which options are exercisable within 60 days, and 17,500 shares issuable upon the exercise of warrants which are currently exercisable.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

         The Board is divided into two classes, each of which serves for a term of two years, with only one class of directors being elected in each year. The term of office of the Class I directors, presently consisting of David Jan Mitchell and Niv Harizman, will expire at the next succeeding annual meeting of stockholders, and the term of office of the Class II directors, presently consisting of John S. Gleason, Zivi R. Nedivi and Yoav Stern, will expire at the Annual Meeting. In each case, a director will hold office until the next annual meeting of stockholders at which his class of directors is to be elected.

         Unless otherwise specified, the enclosed proxy will be voted in favor of Messrs. Gleason, Nedivi and Stern (each of whom is currently a director of the Company) to serve until the second succeeding annual meeting of stockholders and until their respective successors shall have been duly elected and qualified. If any of these nominees becomes unavailable for any reason, or if a vacancy should occur before the election, the shares represented by the proxy will be voted for the person, if any, who is designated by the Board of Directors to replace the nominee or to fill the vacancy on the Board. All nominees have consented to be named and have indicated their intent to serve if elected. The Board of Directors has no reason to believe that any of the nominees will be unable to serve or that any vacancy on the Board of Directors will occur.

NOMINEES FOR CLASS II DIRECTORS

         John S. Gleason
         Zivi R. Nedivi
         Yoav Stern

         Biographical information relating to each of the nominees for directors appears starting on page 3 of this Proxy Statement under the heading "BIOGRAPHICAL INFORMATION REGARDING DIRECTORS/NOMINEES AND EXECUTIVE OFFICERS."

VOTE REQUIRED AND BOARD RECOMMENDATION

         The affirmative vote of the holders of a plurality of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting is required for the election of the directors.

         THE BOARD OF DIRECTORS DEEMS THE ELECTION AS DIRECTORS OF THE THREE NOMINEES LISTED ABOVE TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THESE NOMINEES. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 PROPOSAL NO. 2

                        APPROVAL OF PROPOSED AMENDMENT TO
                          CERTIFICATE OF INCORPORATION

         By Unanimous Written Consent dated April 9, 1998, the Board of Directors proposed an amendment to the Fourth provision of the Certificate of Incorporation pursuant to which the number of authorized shares of Common Stock would be increased from 20,000,000 shares to 50,000,000 shares, and the Board of Directors directed that the proposed amendment be submitted to a vote of the stockholders at the Annual Meeting for their approval and adoption. If the proposed amendment is approved and adopted by the stockholders of the Company, the newly authorized shares of Common Stock will have voting and other rights identical to the currently authorized shares of Common Stock. The proposed amendment to the Certificate of Incorporation is attached hereto as Appendix A.

         Of the 20,000,000 currently authorized shares of Common Stock, ______________ shares were issued and outstanding as of the Record Date. As of the Record Date, an aggregate of 5,394,291 additional shares of Common Stock had been reserved for issuance as follows: (i) an aggregate of approximately 1,080,655 shares of Common Stock issuable in connection with outstanding warrants to purchase shares of Common Stock, (ii) an aggregate of approximately 250,000, 1,100,000 and 1,000,000 shares of Common Stock issuable in connection with options granted or to be granted under the 1995 Stock Option Plan, the 1996 Option Plan, and the 1997 Stock Option Plan (subject to stockholder approval of such plan), respectively, and (iii) an aggregate of approximately 1,963,636 shares of Common Stock issuable upon conversion of the Company's outstanding 5.75% Convertible Subordinated Notes due 2002.

         Although presently authorized shares are sufficient to meet all present requirements, the Board of Directors believes that it is in the Company's best interests that it have the flexibility to issue a substantial number of additional shares of Common Stock as needs may arise without further stockholder action unless required by applicable law, regulation, listing requirements or the Certificate of Incorporation. At present, the Company has no agreements, understandings or plans for the issuance or use of the additional shares of Common Stock proposed to be authorized. However, the Board of Directors believes that the current number of authorized and unreserved shares of Common Stock may be insufficient to meet the Company's future needs. The availability of additional shares will enhance the Company's flexibility in connection with possible future actions, such as corporate mergers, acquisitions of businesses, property or securities, stock dividends, stock splits, financings, employee benefit programs, and other proper corporate purposes. The Board of Directors will determine whether, when and on what terms the issuance of shares of Common Stock may be appropriate in connection with any of the foregoing purposes, without the possible expense and delay of a special meeting of stockholders.

         If this proposal is approved, the Board of Directors does not intend to seek further stockholder approval prior to the issuance of any additional shares of Common Stock in future transactions unless required by law, the Certificate of Incorporation, the listing requirements of The

Nasdaq Stock Market or the rules of any stock exchange upon which the Common Stock may be listed. Further, the Board of Directors does not intend to issue any shares of Common Stock to be authorized under this proposal except upon the terms the Board of Directors deems to be in the best interests of the Company and its stockholders.

         The issuance of additional shares of Common Stock may, among other things, have a dilutive effect on earnings per share, and on stockholders' equity and voting rights. The issuance of additional shares, or the perception that additional shares may be issued, may also adversely effect the market price of the Common Stock. Holders of Common Stock have no preemptive rights.

         The availability for issuance of additional shares of Common Stock also could have the effect of rendering more difficult or discouraging an attempt to obtain control of the Company. For example, the issuance of shares of Common Stock (within the limits imposed by applicable law and the rules of any exchange upon which the Common Stock may be listed) in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of the Company. The issuance of additional shares of Common Stock also could be used to render more difficult a merger or similar transaction even if it appears to be desirable to a majority of the stockholders. The Company is not aware of any efforts to obtain control of the Company.

VOTE REQUIRED AND BOARD RECOMMENDATION

         The proposed amendment to the Certificate of Incorporation is subject to approval and adoption by the affirmative vote of the holders of a majority of the total shares of Common Stock outstanding on the Record Date and entitled to vote thereon at the Annual Meeting.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL AND ADOPTION OF THE PROPOSED AMENDMENT TO THE CERTIFICATE OF INCORPORATION. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 PROPOSAL NO. 3
                            ADOPTION AND APPROVAL OF
                             1997 STOCK OPTION PLAN

         The Company's 1997 Stock Option Plan (the "1997 Plan") was adopted by the Board of Directors of the Company effective as of October 27, 1997 (the "Effective Date"), subject to stockholder approval at the Annual Meeting, to provide for the grant of options to purchase shares of Common Stock to employees, non-employee directors and independent contractors of the Company and its subsidiaries. On April 9, 1998, the Plan was amended by the Board of the Company to increase the number of shares covered thereby from 600,000 to 1,000,000. As of April 6, 1998, there were approximately 80 employees and non-employee directors and independent contractors of the Company who were eligible to participate in the Plan.

         The Board believes that stock options are important to promote the interest of the Company and its stockholder by strengthening the Company's ability to attract and retain competent employees, to make service on the Company's Board of Directors more attractive to present and prospective non-employee directors and to provide a way to encourage stock ownership and proprietary interest in the Company by officers, non-employee directors and valued employees and other individuals upon whose judgment, initiative and efforts the financial success and growth of the Company largely depend. The Board believes that its stock option plans are an essential component of the Company's compensation package which enables the Company to attract and retain qualified management in order to maintain and strengthen the Company's competitive position in an industry that is highly fragmented, rapidly consolidating and characterized by intense competition.

         The adoption of the 1997 Plan is subject to stockholder approval at the Annual Meeting. Stockholder approval will allow the Company to obtain a tax deduction for the full amount allowable with respect to the exercise of options granted under the Plan and will provide the Company with the flexibility to grant options qualifying as incentive stock options for tax purposes ("incentive options").

         THE PRINCIPAL PROVISIONS OF THE 1997 PLAN ARE SUMMARIZED BELOW. SUCH SUMMARY DOES NOT, HOWEVER, PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY THE TERMS OF THE 1997 PLAN. A COPY OF THE 1997 PLAN IS ATTACHED HERETO AS APPENDIX B AND IS INCORPORATED HEREIN BY REFERENCE.

DESCRIPTION OF THE PLAN

         The 1997 Plan provides that options may be granted to employees, non-employee directors and independent contractors of the Company and any subsidiary of the Company which is at least majority-owned. A total of 1,000,000 shares of Common Stock are reserved for issuance to employees and independent contractors under the 1997 Plan, representing approximately 8% of the weighted average outstanding shares of Common Stock (diluted), giving effect to the issuance of such options under the 1997 Plan, on April 6, 1998. The Company has previously issued options covering 600,000 shares of Common Stock under the 1997 Plan, subject to shareholder approval. Based on the closing price of $25.875 for a share of Common Stock on April 5, 1998, the aggregate value of the 1,000,000 shares reserved for issuance under the 1997 Plan is $25,875,000. The 1997 Plan will terminate 10 years after the Effective Date and no options may be granted under the 1997 Plan thereafter.

         The 1997 Plan may be administered by the Board or a committee (the "Committee"), which consists of not less than two non-employee directors appointed by the Board of Directors. The Board or the Committee selects the employees, non-employee directors and independent contractors of the Company to whom options will be granted. Under the 1997 Plan, the Company may grant options covering up to 500,000 shares of Common Stock to any employee during any calendar year.

         The exercise price of options granted under the 1997 Plan shall be determined by the Board, provided, however, that the exercise price may not be less than the fair market value of the Common Stock on the date of the grant (and provided that in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock the exercise price may not be less than 110% of the fair market value of the Common Stock). The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding Common Stock) from the date the option is granted. Options vest and become exercisable at such time or times and during such period as determined by the Board or the Committee as provided in the particular option agreement.

         In the event of a sale of all or substantially all of the assets of the Company or a Change of Control (as defined in the 1997 Plan), unless otherwise determined by the Board, the purchaser in such transaction may, in its discretion, deliver to the grantees the same kind of consideration delivered to the stockholders of the Company in such transaction, or the Board may cancel all outstanding options in exchange for cash or other consideration, in each case equal in value to the value of consideration the grantee would have received had the option been exercised (to the extent then exercisable), less the exercise price therefor. In addition, upon any such transaction, the Board has discretion to accelerate the exercisability of any options, notwithstanding any provisions in the 1997 Plan or in a particular option agreement to the contrary. Under the 1997 Plan, a Change of Control is deemed to occur if any person (or group) who prior to such time owned less than 50% of the then outstanding shares of Common Stock acquires beneficial ownership of 50% or more of the issued and outstanding shares of Common Stock.

         If any grantee's employment with the Company or a subsidiary terminates by reason of death or permanent disability, options held by such grantee which are then exercisable may be exercised for a period of 12 months from the date such grantee ceases to perform services for the Company (but not later than the date the option would otherwise expire). If any grantee's employment by the Company or a subsidiary is terminated by the Company for cause or because the grantee is in breach of any employment agreement or if the grantee resigns, options held by such grantee shall terminate on the date the grantee ceases to perform services for the Company. If any grantee's employment with the Company or subsidiary terminates for any other reason, options held by such grantee which are then exercisable may be exercised for a period of three months after the date of such termination (but not later than the date the option would otherwise expire). An option granted to a grantee who ceases to perform services for the Company or one of its subsidiaries shall be exercisable only to the extent that such option has vested and is in effect on the date such grantee ceases to perform services for the Company or one of its subsidiaries. Options granted to a grantee who ceases to perform services for the Company or one of its subsidiaries because he or she has become permanently disabled shall be exercisable for a period of 12 months from the date such grantee ceases to perform services for the Company only with respect to the number of shares subject to the options which have vested as of the date the grantee ceases to perform services for the Company. In the event of the death of any grantee, the options granted to such grantee shall be exercisable only with respect to the shares subject to the options which have vested on the date of death. Notwithstanding the foregoing and any provision in the 1997 Plan or individual option agreement to the contrary, the Board may provide, in its discretion, that a grantee may exercise an option, in whole or in part, at any time subsequent to grantee's termination of employment or service with the Company and prior to the expiration of the option in accordance with its terms, either subject to or without regard to any vesting or other limitation on exercise imposed under the 1997 Plan. Payment for shares of Common Stock purchased under options granted pursuant to the 1997 Plan may generally be made in cash or in shares of Common Stock.

         If the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or securities of the Company or another corporation by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or stock dividend payable in capital stock, appropriate adjustment will be made in the number and kinds of shares subject to the 1997 Plan, and in the number, kinds and per share exercise price of shares subject to outstanding options granted under the 1997 Plan. Any such adjustment in an outstanding option, however, will be made without a change in the total price applicable to the unexercised portion of the option, and with a corresponding adjustment in the exercise price per share.

         The Board may at any time make such modification of the 1997 Plan as it deems advisable, provided, however, that (i) the Board may not, without approval by a majority vote of the stockholders of the Company, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Plan, and (ii) any modification or amendment of the Plan shall be subject to the approval of the Company's stockholders if such stockholder approval is necessary to comply with federal or state law (including without limitation Rule 162(m) of the Code and Rule 16b-3 of the Exchange Act) or applicable stock exchange or automated quotation system on which the Common Stock may then be listed.

         The Board at any time may terminate or suspend the 1997 Plan. Unless previously terminated, the 1997 Plan will terminate automatically on October 27, 2007, the tenth anniversary of the date of adoption of the 1997 Plan by the Board. Except as otherwise provided in the 1997 Plan, no termination, suspension or amendment of the 1997 Plan may, without the consent of the person to whom an option has been granted, adversely affect the rights of the holder of the option.

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

         GENERAL

         The following discussion is a summary of some of the principal federal income tax consequences of stock option grants under the 1997 Plan and recipients of grants under the 1997 Plan should consult with their personal tax advisors with respect to such grants and transactions in stock acquired pursuant to the 1997 Plan.

         The grant of an option is not a taxable event for the optionee or the Company.

         NON-QUALIFYING OPTIONS

         Upon exercising a non-qualifying option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. If the Company complies with applicable reporting requirements, it will be entitled to a business expense deduction in the same amount. Non-qualifying options under the Plan are intended to satisfy the requirements applicable to "qualified performance-related compensation" under the Code, so that the Company should be entitled to deduct the full amount of such compensation income without regard to the $1,000,000 limitation imposed on the deduction of annual compensation paid to each of the chief executive officer and the four other most highly compensated officers of a publicly held corporation. Upon a taxable disposition of shares acquired pursuant to the exercise of non-qualifying option, the optionee will have taxable gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

         If the optionee surrenders shares of Common Stock in payment of part or all of the exercise price for non-qualifying options, no gain or loss will be recognized with respect to the shares surrendered and the optionee will be treated as receiving an equivalent number of shares pursuant to the exercise of the option in a non-taxable exchange. The basis of the shares surrendered will be treated as the substituted tax basis for an equivalent number of option shares received. However, the fair market value of any shares received in excess of the number of shares surrendered will be taxed as ordinary income.

         INCENTIVE OPTIONS

         Upon exercising an incentive option, an optionee will not recognize taxable income and any gain realized upon a disposition of shares received pursuant to the exercise of an incentive option will be taxed as long-term capital gain if the optionee holds the shares for at least two years after the date of grant and for one year after the date of exercise of the option. However, the excess of the fair market value of the shares subject to an incentive option on the exercise date over the option exercise price will be included in the optionee's alternative minimum taxable income in the year of exercise for purposes of the alternative minimum tax. An optionee may be entitled to a credit against regular tax liability in future years for minimum taxes paid with respect to the exercise of incentive options. the Company and its subsidiaries and affiliates will not be entitled to any business expense deduction with respect to the grant or exercise of an incentive option, except as discussed below.

         For the exercise of any incentive option to qualify for the foregoing tax treatment, the optionee generally must be an employee of the Company or its subsidiaries from the date the option is granted through a date within three months before the date of exercise. In the case of an optionee who is disabled, this three-month period is extended to one year. In the case of an employee who dies, the three-month period and the holding period for shares received pursuant to the exercise of the option are waived.

         If all of the foregoing requirements for incentive option treatment are met except for the special holding period rules set forth above, the optionee will recognize ordinary income upon the disposition of the shares in an amount equal to the excess of the fair market value of the shares at the time the option was exercised over the option exercise price. The balance of the realized gain, if any, will be long- or short-term capital gain, depending upon whether or not the shares were sold more than one year after the option was exercised. If the optionee sells the shares prior to the satisfaction of the holding period rules but at a price below the fair market value of the shares at the time the option was exercised (or other applicable measurement date), the amount of ordinary income (and the amount included in alternative minimum taxable income, if the sale occurs during the same year as the option was exercised) will be limited to the excess of the amount realized on the sale over the option exercise price. If the Company complies with applicable (if any) reporting requirements, it will be allowed a business expense deduction to the extent the optionee recognizes ordinary income.

         If an optionee exercises an incentive option by tendering shares of Common Stock with a fair market value equal to part or all of the option exercise price, the exchange of shares generally will be treated as a non-taxable exchange (except that this treatment would not apply if the optionee had acquired the shares being transferred pursuant to the exercise of an incentive option and had not satisfied the special holding period requirements summarized above). If the exercise is treated as a tax-free exchange, the optionee would have no taxable income from the exchange and exercise (other than minimum taxable income as discussed above) and the tax basis of the shares exchanged would be treated as the substituted basis for the shares received. If the optionee used shares received pursuant to the exercise of an incentive option (or another statutory option) as to which the optionee had not satisfied the applicable holding period requirement, the exchange would be treated as a taxable disqualifying disposition of the exchanged shares, with the result that the excess of the fair market value of the shares tendered over the optionee's basis in the shares would be taxable.

OPTIONS GRANTED UNDER THE PLAN

         As of the date of this Proxy Statement, the Company has granted under the 1997 Plan options to purchase an aggregate of 600,000 shares of Common Stock at exercise prices of $18.63 per share to certain employees and directors of the Company, which grants are contingent upon approval of the 1997 Plan by the Company's stockholders. The following table provides certain information with respect to such grants to the Executive Officers of the Company and others:

                                NEW PLAN BENEFITS
                             1997 STOCK OPTION PLAN

                                                                    NUMBER OF
NAME AND POSITION                           EXERCISE PRICE(a)    OPTIONS GRANTED
-----------------                           -----------------    ---------------

Zivi R. Nedivi ...........................      $   18.63            176,000
John S. Gleason ..........................      $   18.63             65,000
Anthony Motisi ...........................      $   18.63             25,000
Fred von Husen ...........................      $   18.63             25,000
Paul F. Steele ...........................      $   18.63             25,000
Michael W. Wallace .......................      $   18.63             17,500
Executive Officer Group ..................      $   18.63            333,500
Non-Executive Officer Director Group .....      $   18.63            206,000
Non-Executive Officer Employee Group .....      $   18.63             59,500



(a) The exercise price of all option grants reflects the fair market value of a share of Common Stock on the date of grant. All options granted vest at the rate of either 50% or 33% per year and will become fully vested on the second or third anniversary of their grant date.

VOTE REQUIRED AND BOARD RECOMMENDATION

         Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of a majority of the total shares of Common Stock present at the Annual Meeting, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve and adopt the 1997 Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE PLAN. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 PROPOSAL NO. 4
                      APPROVAL OF 1998 STOCK PURCHASE PLAN

         The Company's 1998 Stock Purchase Plan was adopted by the Board on April 9, 1998, subject to stockholder approval at the Annual Meeting. The 1998 Stock Purchase Plan allows the Board to approve loans in the aggregate outstanding amount of up to $3 million to certain employees, officers, and directors of the Company for purposes of purchasing shares of Common Stock in the open market. Any loans granted thereunder shall be unsecured with full recourse, and shall be payable over four years for employees or five years for directors at an interest rate based on the "Applicable Federal Rate" at the time of loan. Accrued interest shall be paid annually in arrears beginning on the first anniversary of the date of the loan. Such loans shall be subject to mandatory prepayment by the borrower upon any sale of the Common Stock securing such loan. The aggregate amount of outstanding loans granted under the 1998 Stock Purchase Plan to any employee, officer or director shall not exceed $1 million.

         The Board believes that the 1998 Stock Purchase Plan is important to promote the interests of the Company and its stockholder by strengthening the Company's ability to encourage stock ownership and proprietary interest in the Company by officers, non-employee directors and valued employees and other individuals upon whose judgment, initiative and efforts the financial success and growth of the Company largely depend. The Board believes that, by encouraging purchases of Common Stock by employees, officers and directors of the Company through the 1998 Stock Purchase Plan, the Company is increasing the likelihood that the interests of Company's management will more closely align with the interests of the stockholders of the Company. The Board believes that the 1998 Stock Purchase Plan serves as an integral component of the Company's compensation package which enables the Company to attract and retain qualified management in order to maintain and strengthen the Company's competitive position in an industry that is highly fragmented, rapidly consolidating and characterized by intense compensation.

VOTE REQUIRED AND BOARD RECOMMENDATION

         Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders of a majority of total shares of Common Stock voted at the Annual Meeting, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve and adopt the 1998 Stock Purchase Plan.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND ADOPTION OF THE 1998 STOCK PURCHASE PLAN. PROXY CARDS EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                                 PROPOSAL NO. 5
                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         The stockholders will be asked to ratify the appointment of KPMG Peat Marwick LLP as the independent certified public accountants of the Company for the fiscal year ending December 31, 1998. KPMG Peat Marwick LLP audited the financial statements of the Company for the fiscal year ended December 31, 1997. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from stockholders.

VOTE REQUIRED AND BOARD RECOMMENDATION

         Ratification of the Board's selection of KPMG Peat Marwick LLP will require the affirmative vote of the holders of a majority of the total shares of Common Stock at the Annual Meeting, in person or by proxy, and entitled to vote thereon at the Annual Meeting.

         THE BOARD OF DIRECTORS DEEMS PROPOSAL NO. 6 TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE "FOR" APPROVAL THEREOF. PROXIES EXECUTED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED THEREON.

                              STOCKHOLDER PROPOSALS

         All stockholder proposals which are intended to be presented at the Annual Meeting of Stockholders of the Company to be held in 1999 must be received by the Company no later than December 1, 1998 for inclusion in the proxy statement and form of proxy relating to that meeting. It is suggested that proponents submit their proposals by certified mail, return receipt requested. No stockholder proposals were received for inclusion in this Proxy Statement.

                                 OTHER BUSINESS

         You are invited to attend the Annual Meeting at which management of the Company will present a review of the Company's progress and operations.

         The Board knows of no other business to be acted upon at the Annual Meeting. However, if any other business properly comes before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote on such matters in accordance with their best judgment. The prompt return of your proxy will be appreciated and helpful in obtaining the necessary vote. Therefore, whether or not you expect to attend the Annual Meeting, please sign the proxy and return it in the enclosed envelope.

         By order of the Board of Directors,


                                     ANTHONY MOTISI
                                     Secretary

                                     April 27, 1998



         A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K WILL BE SENT WITHOUT CHARGE TO ANY STOCKHOLDER REQUESTING IT IN WRITING FROM: KELLSTROM INDUSTRIES, INC., ATTENTION: MICHAEL W. WALLACE; 14000 N.W. 4TH STREET, SUNRISE, FLORIDA 33325.

                                                                      APPENDIX A

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           KELLSTROM INDUSTRIES, INC.

                   ------------------------------------------

                            UNDER SECTION 242 OF THE
                             GENERAL CORPORATION LAW

                   ------------------------------------------


         KELLSTROM INDUSTRIES, INC., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST:   The name of the Corporation is Kellstrom Industries, Inc.

         SECOND: The Certificate of Incorporation of the Corporation was filed in the office of the Secretary of State of the State of Delaware on December 28, 1993 and was restated in its entirety on April 8, 1994.

         THIRD:   This amendment to the Restated Certificate of Incorporation of the Corporation has been duly adopted in accordance with the provisions of
Section 242 and 245 of the General Corporation Law of the State of Delaware by the Board of Directors by Unanimous Written Consent dated April 9, 1998, and was duly approved by stockholders holding a majority of the outstanding shares of common stock, $.001 par value per share, of the Corporation entitled to vote thereon at the Annual Meeting of Stockholders on May 29, 1998.

         FOURTH: Article Fourth of the Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                  "FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 51,000,000 shares, of which 50,000,000 shares shall be Common Stock, par value $.001 per share, and 1,000,000 shares shall be Preferred Stock, par value $.001 per share.

                           A. PREFERRED STOCK. The Board of Directors is
                  expressly authorized to provide for the issue of all or any shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a "Preferred Stock Designation") and as may be permitted the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

                           B. COMMON STOCK. Except as otherwise required by law
                  or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote."

         IN WITNESS WHEREOF, the undersigned has caused this Certificate of Amendment to be executed this ____ day of May, 1998.


                                   KELLSTROM INDUSTRIES, INC.



                                   By:
                                      -----------------------------------------
                                   Name: Zivi R. Nedivi
                                   Title: Chief Executive Officer and President

Attest:

By:
   ----------------------------------
Name: Anthony Motisi
Title: Secretary

                                                                      APPENDIX B

                KELLSTROM INDUSTRIES, INC. 1997 STOCK OPTION PLAN

1.       PURPOSE OF THE PLAN.

         The purpose of the Kellstrom Industries, Inc. 1997 Stock Option Plan (the "Plan") is to promote the interests of Kellstrom Industries, Inc., a Delaware corporation (the "Company"), and its stockholders by strengthening the Company's ability to attract and retain competent employees, to make service on the Board of Directors of the Company (the "Board") more attractive to present and prospective non-employee directors of the Company and to provide a means to encourage stock ownership and proprietary interest in the Company by officers, non-employee directors and valued employees and other individuals upon whose judgment, initiative and efforts the financial success and growth of the Company largely depend. The Plan became effective on October 27, 1997, by resolution of the Board, and was amended by the Board on April 9, 1998. The Plan is subject to ratification by a majority vote of the stockholders of the Company at its 1998 Annual Meeting of Stockholders.

2.       STOCK SUBJECT TO THE PLAN.

         (a) The total number of shares of the authorized but unissued or treasury shares of the common stock, $.001 par value per share, of the Company ("Common Stock") for which options may be granted under the Plan shall be One Million (1,000,000), which shares may be of any class of Common Stock; provided, however, that such number of shares may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of Common Stock are purchased by the Company and set aside for issue upon the exercise of options.

         (b) If an option granted or assumed hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for subsequent option grants under the Plan.

         (c) Stock issuable upon exercise of an option granted under the Plan may be subject to such restrictions on transfer, repurchase rights or other restrictions as shall be determined by the Board.

3.       ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by the Board. No member of the Board shall act upon any matter exclusively affecting an option granted or to be granted to himself or herself under the Plan. The decision of the Board as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Board may, in its sole discretion, grant options to purchase shares of Common Stock and issue shares upon exercise of such options, as provided in the Plan. The Board shall have authority, subject to the express provisions of the Plan, to construe the respective option agreements and the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to determine the terms and provisions of the respective option agreements, which may but need not be identical, and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any option agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No director shall be liable for any action or determination made in good faith. The Board may, in its discretion, delegate its power, duties and responsibilities to a committee (the "Committee"), consisting of two or more members of the Board. If a Committee is so appointed, all references to the Board in Sections 3, 4, 8, 9 and 10 hereof shall mean and relate to such Committee, unless the context otherwise requires. The membership of the Committee shall be constituted so as to comply at all times with the then applicable requirements for an "outside director" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder and as a "Non-Employee Director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee shall serve at the pleasure of the Board and shall have the powers designated herein and such other powers as the Board may from time to time confer upon it.

4.       TYPE OF OPTIONS.

         Options granted pursuant to the Plan shall be authorized by action of the Board and may be designated as either incentive stock options meeting the requirements of Section 422 of the Code, or non-qualified options which are not intended to meet the requirements of Section 422 of the Code, the designation to be in the sole discretion of the Board. Options designated as incentive stock options that fail to continue to meet the requirements of Section 422 of the Code shall be redesignated as non-qualified options automatically on the date of such failure to continue to meet the requirements of Section 422 of the Code without further action by the Board.

5.       ELIGIBILITY.

         Options designated as incentive stock options may be granted only to officers and key employees of the Company or of any subsidiary corporation (herein called "subsidiary" or "subsidiaries"), as defined in Section 424 of the Code and the Treasury Regulations promulgated thereunder (the "Regulations"). Directors who are not otherwise employees of the Company or a subsidiary shall not be eligible to be granted incentive stock options pursuant to the Plan. Options designated as nonqualified options may be granted to (i) officers and key employees of the Company or of any of its subsidiaries, or (ii) agents and directors of and consultants to the Company, whether or not otherwise employees of the Company.

         In determining the eligibility of an individual to be granted an option, as well as in determining the number of shares to be optioned to any individual, the Board shall take into account the recommendation of the Company's Chairman, the position and responsibilities of the individual being considered, the nature and value to the Company or its subsidiaries of his or her service and accomplishments, his or her present and potential contribution to the success of the Company or its subsidiaries, and such other factors as the Board may deem relevant.

6.       RESTRICTIONS ON INCENTIVE STOCK OPTIONS.

         Incentive stock options (but not non-qualified options) granted under this Plan shall be subject to the following restrictions:

         (a) LIMITATION ON NUMBER OF SHARES. The aggregate fair market value of the shares of Common Stock with respect to which incentive stock options are granted, determined as of the date the incentive stock options are granted, exercisable for the first time by an individual during any calendar year shall not exceed $100,000. If an incentive stock option is granted pursuant to which the aggregate fair market value of shares with respect to which it first becomes exercisable in any calendar year by an individual exceeds such $100,000 limitation, the portion of such option which is in excess of the $100,000 limitation, and any such options issued subsequently in the same calendar year, shall be treated as a non-qualified option pursuant to Section 422(d)(1) of the Code. In the event that an individual is eligible to participate in any other stock option plan of the Company or any parent or subsidiary of the Company which is also intended to comply with the provisions of Section 422 of the Code, such $100,000 limitation shall apply to the aggregate number of shares for which incentive stock options may be granted under this Plan and all such other plans.

         (b) TEN PERCENT (10%) STOCKHOLDER. If any employee to whom an incentive stock option is granted pursuant to the provisions of this Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company, then the following special provisions shall be applicable to the incentive stock options granted to such individual:

                  (i) The option price per share subject to such incentive stock options shall be not less than 110% of the fair market value of the stock determined at the time such option was granted; and

                  (ii) The incentive stock option shall have a term expiring not more than five (5) years from the date of the granting thereof.

         (c) In determining the fair market value under this Section 6, the provisions of Section 9(c) hereof shall apply.

7.       LIMITATION ON GRANT.

         Notwithstanding any other provision of this Plan, and in addition to any other requirements of this Plan, the aggregate number of shares of Common Stock subject to options granted to any one optionee under the Plan may not exceed 500,000 during any calendar year, subject to adjustment as provided in Section 14 hereof.

8.       OPTION AGREEMENT.

         Each option shall be evidenced by an agreement (the "Agreement") duly executed on behalf of the Company and by the grantee to whom such option is granted, which Agreement shall comply with and be subject to the terms and conditions of the Plan. The Agreement may contain such other terms, provisions and conditions which are not inconsistent with the Plan as may be determined by the Board, provided that options designated as incentive stock options shall meet all of the conditions for incentive stock options as deemed in Section 422 of the Code. No option shall be granted within the meaning of the Plan and no purported grant of any option shall be effective until the Agreement shall have been duly executed on behalf of the Company and the optionee. More than one option may be granted to an individual.

9.       OPTION PRICE.

         (a) The option price or prices of shares of Common Stock for options designated as non-qualified stock options shall be as determined by the Board, provided, however, in no event shall such price be less than the fair market value of the Common Stock (as determined in accordance with clause (c) below) subject to such options on the day of the grant.

         (b) Subject to the conditions set forth in Section 6(b) hereof, the option price or prices of shares of Common Stock for options designated as incentive stock options shall be at least the fair market value of such Common Stock at the time the option is granted as determined by the Board in accordance with clause (c) below.

         (c) If the Common Stock is then listed on any national securities exchange, the fair market value shall be the mean between the high and low sales prices, if any, on the largest such exchange on the date of the grant of the option or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Regulations Section 25.2512-2. If the Common Stock is not then listed on any such exchange, the fair market value shall be the mean between the closing "Bid" and the closing "Ask" prices, if any, as reported in the National Association of Securities Dealers Automated Quotation System ("NASDAQ") for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Regulations Section 25.2512-2. If the Common Stock is not then either listed on any such exchange or quoted in NASDAQ, the fair market value shall be the mean between the average of the "Bid" prices, if any, as reported in the National Daily Quotation Service for the date of the grant of the option, or, if none, shall be determined by taking a weighted average of the means between the highest and lowest sales on the nearest date before and the nearest date after the date of grant in accordance with Regulations Section 25.2512-2. If the fair market value of the Common Stock cannot be determined under the preceding three sentences, it shall be determined in good faith by the Board in accordance with the Regulations promulgated under
Section 422 of the Code.

10.      MANNER OF PAYMENT, MANNER OF EXERCISE.

         (a) Options granted under the Plan may provide for the payment of the exercise price by delivery of (i)cash or a check payable to the order of the Company in an amount equal to the exercise price of such options, (ii) shares of Common Stock owned by the optionee having a fair market value equal in amount to the exercise price of such options, or (iii) any combination of (i) and (ii); provided, however, that payment of the exercise price by delivery of shares of Common Stock owned by such optionee may be made only upon the condition that such payment does not result in a charge to earnings for financial accounting purposes as determined by the Board, unless such condition is waived by the Board. The fair market value of any shares of Common Stock which may be delivered upon exercise of an option shall be determined by the Board in accordance with Section 9(c) hereof.

         (b) To the extent that the right to purchase shares under an option has accrued and is in effect, options may be exercised in full at one time or in part from time to time, by giving written notice, signed by the person or persons exercising the option, to the Company, stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares as provided in subparagraph (a) above. Upon such exercise, delivery of a certificate for paid-up non-assessable shares shall be made at the principal office of the Company to the person or persons exercising the option at such time, during ordinary business hours, after three (3) days but not more than ninety (90) days from the date of receipt of the notice by the Company, as shall be designated in such notice, or at such time, place and manner as may be agreed upon by the Company and the person or persons exercising the option.

11.      EXERCISE OF OPTIONS.

         Each option granted under the Plan shall, subject to Section 12(b) hereof, be exercisable at such time or times and during such period as shall be set forth in the Agreement; provided, however, that no option granted under the Plan shall have a term in excess of ten (10) years from the date of grant. To the extent that an option is not exercised when it becomes initially exercisable, it shall not expire but shall be carried forward and shall be exercisable, on a cumulative basis, until the expiration of the exercise period. No partial exercise may be made for less than one hundred (100) full shares of Common Stock.

12.      TERM OF OPTIONS; EXERCISABILITY.

         (a)      TERM.

                  (i) Each option shall expire automatically and without notice not more than ten (10) years from the date of the granting thereof, except as
(a) otherwise provided pursuant to the provisions of Section 6(b) hereof, and
(b) earlier termination as herein provided.

                  (ii) Except as otherwise provided in this Section 12, an option granted to any grantee who ceases to perform services for the Company or one of its subsidiaries shall terminate three months after the date such grantee ceases to perform services for the Company or one of its subsidiaries, or on the date on which the option expires by its terms, whichever occurs first.

                  (iii) If the grantee ceases to perform services for the Company because of resignation by grantee, dismissal for cause or a breach of any employment agreement by grantee, such option will terminate on the date the grantee ceases to perform services for the Company or one of its subsidiaries.

                  (iv) If the grantee ceases to perform services for the Company because the grantee has become permanently disabled (within the meaning of Section 22(e)(3) of the Code), such option shall terminate twelve months after the date such grantee ceases to perform services for the Company, or on the date on which the option expires by its terms, whichever occurs first.

                  (v) In the event of the death of any grantee, any option granted to such grantee shall terminate twelve months after the date of death, or on the date on which the option expires by its terms, whichever occurs first.

         (b)      EXERCISABILITY.

                  (i) Except as provided below and subject to Section 12(a) hereof, an option granted to a grantee who ceases to perform services for the Company or one of its subsidiaries shall be exercisable only to the extent that such option has vested and is in effect on the date such grantee ceases to perform services for the Company or one of its subsidiaries.

                  (ii) Options granted to a grantee who ceases to perform services for the Company or one of its subsidiaries because he or she has become permanently disabled (as defined above) shall be exercisable for a period of 12 months from the date such grantee ceases to perform services for the Company only with respect to the number of shares subject to the options which have vested as of the date the grantee ceases to perform services for the Company, and may be exercised by a legal representative on behalf of the grantee;

                  (iii) In the event of the death of any grantee, the options granted to such grantee shall be exercisable only with respect to the shares subject to the options which have vested on the date of death, and may be exercised by the estate of such grantee, or by any person or persons who acquired the right to exercise such options by bequest or inheritance or by reason of the death of such grantee.

                  (iv) Notwithstanding the foregoing, the Board may provide, in its discretion, that a grantee may exercise an option, in whole or in part, at any time subsequent to termination of employment or service with the Company and prior to termination of the option pursuant to Section 12(a), either subject to or without regard to any vesting or other limitation on exercise imposed hereunder.

13.      OPTIONS NOT TRANSFERABLE.

         The right of any grantee to exercise any option granted to him or her shall not be assignable or transferable by such grantee other than by will or the laws of descent. Any option granted under the Plan shall be null and void and without effect upon the bankruptcy of the grantee to whom the option is granted, or upon any attempted assignment or transfer except as herein provided, including without limitation, any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, trustee process or similar process, whether legal or equitable, upon such option.

14.      RECAPITALIZATION, REORGANIZATION AND THE LIKE.

         In the event that the outstanding shares of Common Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, combination of shares, or dividends payable in capital stock, appropriate adjustment shall be made in accordance with Section 424(a) of the Code in the number and kind of shares as to which options may be granted under the Plan and as to which outstanding options or portions thereof then unexercised shall be exercisable, to the end that the proportionate interest of the grantee shall be maintained as before the occurrence of such event; such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the exercise price per share.

         Notwithstanding any provisions of the prior paragraph of this Section 14 to the contrary, unless otherwise determined by the Board in its sole discretion, in the case of any (i) sale or conveyance to another entity of all or substantially all of the property and assets of the Company or (ii) Change in Control (as hereinafter defined) of the Company, the purchaser(s) of the Company's assets or stock may, in his, her or its discretion, deliver to the optionee the same kind of consideration that is delivered to the stockholders of the Company as a result of such sale, conveyance or Change in Control, or the Board may cancel all outstanding options in exchange for consideration in cash or in kind, which consideration in both cases shall be equal in value to the value of those shares of stock or other securities the optionee would have received had the option been exercised (to the extent then exercisable) and no disposition of the shares acquired upon such exercise been made prior to such sale, conveyance or Change in Control, less the exercise price therefor. Upon receipt of such consideration, the options shall immediately terminate and be of no further force and effect. The value of the stock or other securities the grantee would have received if the option had been exercised shall be determined in good faith by the Board, and in the case of shares of Common Stock, in accordance with the provisions of Section 9(c) hereof.

         Upon any such sale, conveyance or Change in Control, the Board shall also have the power and right to accelerate the exercisability of any options, notwithstanding any limitations in this Plan or the option agreements executed in connection herewith. Upon such acceleration, any options or portion thereof originally designated as incentive stock options that no longer qualify as incentive stock options under Section 422 of the Code as a result of such acceleration shall be redesignated as non qualified stock options.

         A "Change in Control" shall be deemed to have occurred if any person, or any two or more persons acting as a group, and all affiliates of such person or persons, who prior to such time owned less than fifty percent (50%) of the then outstanding Common Stock, shall acquire such additional shares of Common Stock in one or more transactions, or series of transactions, such that following such transaction or transactions, such person or group and affiliates beneficially own fifty percent (50%) or more of the Common Stock outstanding.

         If by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Board shall authorize the issuance or assumption of a stock option or stock options in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Board may grant an option or options upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old option, or substitution of a new option for the old option, in conformity with the provisions of such Section 424(a) of the Code and the Regulations thereunder, and any such option shall not reduce the number of shares otherwise available for issuance under the Plan.

         No fraction of a share shall be purchasable or deliverable upon the exercise of any option, but in the event any adjustment hereunder in the number of shares covered by the option shall cause such number to include a fraction of a share, such fraction shall be adjusted to the nearest smaller whole number of shares.

15.      NO SPECIAL EMPLOYMENT RIGHTS.

         Nothing contained in the Plan or in any option granted under the Plan shall confer upon any grantee any right with respect to the continuation of his or her employment by the Company (or any subsidiary) or interfere in any way with the right of the Company (or any subsidiary), subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the grantee from the rate in existence at the time of the grant of an option. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined in accordance with Regulations Section 1.421-7(h)(2).

16.      WITHHOLDING.

         The Company's obligation to deliver shares upon the exercise of any non-qualified option granted under the Plan shall be subject to the option holder's satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. The Company and optionee may agree to withhold shares of Common Stock purchased upon exercise of an option to satisfy the above-mentioned withholding requirements; provided, however, that no such agreement may be made by a grantee who is an "officer" or "director" within the meaning of Section 16 of the Exchange Act, except pursuant to a standing election to so withhold shares of Common Stock purchased upon exercise of an option, such election to be made not less than six months prior to such exercise and which election may be revoked only upon six months prior written notice.

17.      RESTRICTIONS ON ISSUANCE OF SHARES.

         (a) Notwithstanding the provisions of Section 10 hereof, the Company may delay the issuance of shares covered by the exercise of an option and the delivery of a certificate for such shares until one of the following conditions shall be satisfied:

                  (i) The shares with respect to which such option has been exercised are at the time of the issue of such shares effectively registered or qualified under applicable Federal and state securities acts now in force or as hereafter amended; or

                  (ii) Counsel for the Company shall have given an opinion, which opinion shall not be unreasonably conditioned or withheld, that such shares are exempt from registration and qualification under applicable Federal and state securities acts now in force or as hereafter amended.

         (b) It is intended that all exercises of options shall be effective, and the Company shall use its best efforts to bring about compliance with the above conditions, within a reasonable time, except that the Company shall be under no obligation to qualify shares or to cause a registration statement or a post-effective amendment to any registration statement to be prepared for the purpose of covering the issue of shares in respect of which any option may be exercised, except as otherwise agreed to by the Company in writing.

18.      PURCHASE FOR INVESTMENT, RIGHTS OF HOLDER ON SUBSEQUENT REGISTRATION.

         Unless the shares to be issued upon exercise of an option granted under the Plan have been effectively registered under the Securities Act of 1933, as amended (the "1933 Act"), the Company shall be under no obligation to issue any shares covered by any option unless the person who exercises such option, in whole or in part, shall give a written representation and undertaking to the Company which is satisfactory in form and scope to counsel for the Company and upon which, in the opinion of such counsel, the Company may reasonably rely, that he or she is acquiring the shares issued pursuant to such exercise of the option for his or her own account as an investment and not with a view to, or for sale in connection with, the distribution of any such shares, and that he or she will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the 1933 Act, or any other applicable law, and that if shares are issued without such registration, a legend to this effect may be endorsed upon the securities so issued.

         In the event that the Company shall, nevertheless, deem it necessary or desirable to register under the 1933 Act or other applicable statutes any shares with respect to which an option shall have been exercised, or to qualify any such shares for exception from the 1933 Act or other applicable statutes, then the Company may take such action and may require from each grantee such information in writing for use in any registration statement, supplementary registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for such purpose and may require reasonable indemnity to the Company and its officers and directors from such holder against all losses, claims, damages and liabilities arising from such use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made.

19.      INTERPRETATION.

         (a) As it is the intent of the Company that the Plan comply in all respects with Rule 16b-3 promulgated under the Exchange Act and Section 162(m) of the Code, any ambiguities or inconsistencies in construction of the Plan shall be interpreted to give effect to such intention, and if any provision of the Plan is found not to be in compliance with Rule 16b-3 or Section 162(m), such provision shall be deemed null and void to the extent required to permit the Plan to comply with Rule 16b-3 and Section 162(m). The Committee or the Board may from time to time adopt rules and regulations under, and amend, the Plan in furtherance of the intent of the foregoing.

         (b) The Plan shall be administered and interpreted so that all incentive stock options granted under the Plan will qualify as incentive stock options under Section 422 of Code. If any provision of the Plan should be held invalid for the granting of incentive stock options or illegal for any reason, such determination shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

         (c) This Plan shall be governed by the laws of the State of Delaware.

         (d) Headings contained in this Plan are for convenience only and shall in no manner be construed as part of this Plan.

         (e) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

20.      LOANS.

         At the discretion of the Board, the Company may loan to the optionee some or all of the purchase price of the shares acquired upon exercise of an option granted under the Plan.

21.      MODIFICATION OF OUTSTANDING OPTIONS.

         Subject to limitations contained herein, the Board may authorize the amendment of any outstanding option with the consent of the grantee when and subject to such conditions as are deemed to be in the best interests of the Company and in accordance with the purposes of the Plan.

22.      APPROVAL OF STOCKHOLDERS.

         The Plan shall be subject to approval by a majority vote of the stockholders of the Company voting in person or by proxy at the Company's 1998 Annual Meeting of Stockholders. The Plan became effective on October 27, 1997 by resolution of the Board. The Plan was amended by the Board on April 9, 1998. The Board may grant options under the Plan prior to such stockholder approval, but any such option shall become effective as of the date of grant only upon such approval and, accordingly, no such option may be exercisable prior to such approval.

23.      TERMINATION AND AMENDMENT OF PLAN.

         Unless sooner terminated as herein provided, the Plan shall terminate on October 27, 2007. The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, that
(i) the Board may not, without approval by a majority vote of the stockholders of the Company, increase the maximum number of shares for which options may be granted or change the designation of the class of persons eligible to receive options under the Plan, and (ii) any modification or amendment of the Plan shall be subject to the approval of the Company's stockholders if such stockholder approval is necessary to comply with federal or state law (including without limitation Rule 162(m) of the Code and Rule 16b-3 of the Exchange Act) or applicable stock exchange or automated quotation system on which the Common Stock may then be listed. Except to the extent provided in Sections 12 and 14 hereof, termination or any modification or amendment of the Plan shall not, without the consent of an optionee, affect his or her rights under an option theretofore granted to him or her.

24.      LIMITATION OF RIGHTS IN THE UNDERLYING SHARES.

         A holder of an option shall not be deemed for any purpose to be a stockholder of the Company with respect to such option except to the extent that such option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued theretofore and delivered to the holder. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as expressly provided in Section 14 hereof.

25.      NOTICES.

         Any communication or notice required or permitted to be given under the Plan shall be in writing, and mailed by registered or certified mail or delivered by hand, if to the Company, to its principal place of business, attention: Chairman, and, if to the holder of an option, to the address as appearing on the records of the Company.

                           KELLSTROM INDUSTRIES, INC.

         THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 1998

         Zivi R. Nedivi and Michael W. Wallace, and each of them, as the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, are hereby authorized to represent and to vote all shares of Common Stock of Kellstrom Industries, Inc. (the "Company") held of record by the undersigned on April 22, 1998, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Friday, May 29, 1998, at Wyndham Hotel, 250 Racket Club Road, Weston, Florida 33326 and any adjournment thereof. Any and all proxies heretofore given are hereby revoked.

         WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DESIGNATED BY THE UNDERSIGNED. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSAL NOS. 2, 3 and 4.

     1. Election of Class II Directors -- Nominees are: John S. Gleason, Zivi R. Nedivi, and Yoav Stern.

          [ ] FOR all listed nominees (except do not vote for the nominee(s) whose name(s) appear(s) below):

          [ ]  WITHHOLD AUTHORITY to vote for the listed nominees.

     2. Approval and Adoption of Amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of the Company's common stock, par value $.001 per share, from 20,000,000 shares to 50,000,000 shares.

          [ ]  FOR

          [ ]  AGAINST

          [ ]  ABSTAIN

     3.   Approval and Adoption of the Company's 1997 Stock Option Plan

          [ ]  FOR

          [ ]  AGAINST

          [ ]  ABSTAIN

     4.   Approval and Adoption of the Company's 1998 Stock Purchase Plan

          [ ]  FOR

          [ ]  AGAINST

          [ ]  ABSTAIN

     5. The appointment of KPMG Peat Marwick LLP as the independent certified public accountants of the Company for the fiscal year ending
          December 31, 1998.

          [ ]  FOR

          [ ]  AGAINST

          [ ]  ABSTAIN

     6. Discretionary authority is hereby granted with respect to such other matters as may properly come before the meeting.

          IMPORTANT: PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. EACH JOINT OWNER SHALL SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD GIVE FULL TITLE AS SUCH. IF SIGNOR IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME BY DULY AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

Dated: _________________ , 1998

                                           ------------------------------------
                                           Signature



                                           ------------------------------------
                                           Signature if held jointly


     THE ABOVE-SIGNED ACKNOWLEDGES RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED THEREWITH. PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.